SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

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     Rule 14a-11(c) or Rule 14a-12


                             3D Systems Corporation
================================================================================
                (Name of Registrant as Specified in Its Charter)


================================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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


                             3D SYSTEMS CORPORATION

              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

              -----------------------------------------------------


TIME

9:00 a.m. Pacific Daylight Time on Tuesday, May 2, 2000

PLACE

Hyatt Valencia Hotel
24500 Town Center Drive
Santa Clarita, CA 91355

ITEMS OF BUSINESS


(1) To elect two Class I members of the Board of Directors for three-year terms.
(2) To amend the Company's 1996 Stock Incentive Plan to increase the annual limitation on the number of options which may be granted to an individual from 100,000 to 300,000 shares.
(3) To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE

You can vote if at the close of business on March 31, 2000 you were a stockholder of the Company.

PROXY VOTING

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card, or if you hold your shares in street name, by accessing the World Wide Web site indicated on your Proxy card to vote via the Internet.




April 14, 2000


/S/ A. SIDNEY ALPERT
-----------------------------------
A. Sidney Alpert
VICE PRESIDENT, GENERAL COUNSEL AND
SECRETARY

                                                          3D SYSTEMS CORPORATION
                                                               26081 AVENUE HALL
                                                      VALENCIA, CALIFORNIA 91355
PROXY STATEMENT
--------------------------------------------------------------------------------

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of 3D Systems Corporation, a Delaware corporation ("3D Systems," the "Company," "we," or "us"), of Proxies to be voted at our 2000 Annual Meeting of Stockholders and at any adjournments or postponements.

You are invited to attend our Annual Meeting of stockholders on Tuesday, May 2, 2000, beginning at 9:00 a.m. Pacific Daylight Time. The meeting will be held at the Hyatt Valencia Hotel, 24500 Town Center Drive, Santa Clarita, California 91355.

SHAREHOLDERS ENTITLED TO VOTE. Holders of 3D Systems Common Stock at the close of business on March 31, 2000 are entitled to receive this notice and to vote their shares at the Annual Meeting. Common Stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting. As of March 31, 2000, there were 11,667,578 shares of Common Stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a share owner of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All share owners can vote by written Proxy card. All street name share owners can also vote by Proxy via the Internet, pursuant to the instructions set forth on their Proxy card. Your submitting the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record to be able to vote at the meeting. If you are a record holder, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person.

INTERNET VOTING BY SHARES HELD IN STREET NAME. A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions to be followed by owners of shares of Common Stock held in street name are set forth on your Proxy card. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum.

VOTING. Each share of 3D Systems Common Stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. The two nominees for Class I director receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

AMENDMENT OF 1996 STOCK INCENTIVE PLAN. The approval of the Amendment to the 1996 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

OTHER MATTERS. All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voting at the meeting in person or by Proxy. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

ITEM 1:  ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Item 1 is the election of two members of the Board of Directors. The Board of Directors is grouped into three classes, as nearly equal in number as possible. Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring.

The Class I directors whose terms expire at the 2000 Annual Meeting are G. Walter Loewenbaum II and Jim D. Kever. The Board of Directors has nominated G. Walter Loewenbaum II and Jim D. Kever to serve as Class I directors for terms expiring in 2003. The Class II directors are serving terms that expire in 2001, and the Class III directors are serving terms that expire in 2002.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

The Board of Directors proposes the election of the following nominees as Class I directors:

                             G. Walter Loewenbaum II
                                  Jim D. Kever

If elected, Mr. Loewenbaum and Mr. Kever are expected to serve until the 2003 Annual Meeting of stockholders. The two nominees for election as Class I directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

CLASS I DIRECTOR NOMINEES: TERMS EXPIRING IN 2000
-------------------------------------------------

JIM D. KEVER

Mr. Kever has been associated with Envoy Corporation as the President and Co-Chief Executive Officer since August 1995, and as a director since its incorporation in August 1981. Prior to August 1995, he served as the Company's Executive Vice President, Secretary and General Counsel from the date of incorporation until assuming the title of President and Co-Chief Executive Officer. Mr. Kever also is a director of Transaction Systems Architects, Inc., a supplier of electronic payment software products and network integration solutions, as well as Luminex Corporation, a value-added manufacturer of laboratory testing equipment. He is also on the board of Synthesis Technology, a healthcare software company, Tyson Foods, Inc., an integrated processor of poultry-based food products, and Quintiles Transnational Corp., a consulting and health information management services company.
DIRECTOR SINCE: 1996 AGE: 47
MEMBER: AUDIT, COMPENSATION AND OVERSIGHT COMMITTEES


G. WALTER LOEWENBAUM II

Mr. Loewenbaum has been a director of the Company since March 1999, serving as Vice Chairman of the Board until September 1999 when he was elected Chairman of the Board. Since 1990, he has served as Chairman and Chief Executive Officer of Loewenbaum & Company (formerly Southcoast Capital Corp.), an investment banking and investment management firm that he founded. From 1979 to 1990, he held a variety of positions at Morgan Keegan, an investment banking firm, ultimately serving as Managing Director and Senior Vice President of its international institutional sales division.
DIRECTOR SINCE: 1999  AGE: 55
MEMBER:      AUDIT, COMPENSATION AND NOMINATING COMMITTEES


CLASS II DIRECTORS: TERMS EXPIRING IN 2001
------------------------------------------

GARY J. SBONA

Mr. Sbona is Chairman and Chief Executive Officer of Regent Pacific Management Corporation ("Regent Pacific"), an international turnaround management firm, which he founded in 1974. Mr. Sbona currently serves as Chairman and Chief Executive Officer of Verity, Inc., a publicly traded software company, specializing in knowledge retrieval technology, with worldwide operations. Additionally, he serves as Chairman and Chief Executive Officer of Auspex Systems, Inc., a public company that is a leading provider of Network Attached Storage Solutions. Mr. Sbona is also a frequent speaker on the subject of management of turnarounds and has been a faculty member of the Banking Law Institute and the Bank Lending Institute since 1992.
DIRECTOR SINCE: 1999  AGE: 56
MEMBER: COMPENSATION COMMITTEE

MIRIAM V. GOLD

Ms. Gold has served as the Vice President of Legal & Regulatory Affairs and as Assistant General Counsel of Ciba Specialty Chemicals, Inc. since December 1996. Ms. Gold was associated with Ciba-Geigy Corporation, Ardsley, New York, ("CGNY") from 1977 to December 1996. Ms. Gold served as Vice President, Regulatory Affairs of CGNY from May 1995 to December 1996 and as Assistant General Counsel of CGNY from 1992 to December 1996. Prior thereto, Ms. Gold served as Division Counsel of CGNY since 1987. From 1983 to 1987, Ms. Gold served as Associate Division Counsel of CGNY.
DIRECTOR SINCE: 1994  AGE: 50
MEMBER: COMPENSATION COMMITTEE

CLASS III DIRECTORS: TERMS EXPIRING IN 2002
-------------------------------------------

CHARLES W. HULL

Mr. Hull has served as Chief Technology Officer of the Company since April 1997 (Mr. Hull retired, briefly, from February to June 1999.) He has also served as Vice Chairman of the Board of Directors, President and Chief Operating Officer of the Company. From March 1986 until April 1997, Mr. Hull also served as President of 3D Systems, Inc., a California corporation ("3D California") which is an indirect wholly-owned subsidiary of the Company through which substantially all of its business and operations are conducted. From January 1980 to March 1986, Mr. Hull was Vice President of UVP, Inc., a systems manufacturing company. Mr. Hull developed the Company's stereolithography technology while he was employed by UVP, Inc.
DIRECTOR SINCE: 1993 AGE: 60
MEMBER: NOMINATING COMMITTEE

KEVIN S. MOORE

Mr. Moore has been a director of the Company since October 1999. Since 1992, he has been with The Clark Estates, Inc., a private investment firm, where he currently is President and a director. Mr. Moore is also a director of Ducommun, Incorporated, as well as Aspect Resources LLC, The Clark Foundation, and the National Baseball Hall of Fame & Museum, Inc. He also serves as Chairman of the Board of Trustees for Stanford Business School Trust.
DIRECTOR SINCE: 1999  AGE: 45
MEMBER: AUDIT AND OVERSIGHT COMMITTEES



FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
-----------------------------------------------------

MEETINGS AND COMMITTEES. The Board of Directors held ten meetings during fiscal 1999. The Board of Directors has an Audit Committee, Compensation Committee, Nominating Committee and Oversight Committee.

The Audit Committee currently consists of G. Walter Loewenbaum II, Kevin S. Moore and Jim D. Kever. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by such independent public accountants, and periodically meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. Four meetings of the Audit Committee were held during fiscal 1999.

The Compensation Committee currently consists of G. Walter Loewenbaum II, Miriam
V. Gold and Gary J. Sbona. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company's stock option and executive incentive compensation plans. Three meetings of the Compensation Committee were held during fiscal 1999.

The Nominating Committee currently consists of G. Walter Loewenbaum II, Charles
W. Hull and Jim D. Kever. The Nominating Committee is responsible for considering and recommending qualified candidates for election to the Board of Directors. One meeting of the Nominating Committee was held during fiscal 1999.

The Oversight Committee currently consists of Jim D. Kever and Kevin S. Moore. The Oversight Committee is responsible for reviewing, from time to time, and serving as final authority for all matters related to the Company's dealings, negotiations, contracts, agreements or other relations between the members of the Board of Directors and the Company. There were no meetings of the Oversight Committee during fiscal 1999.

All but one director attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 1999. Ms. Gold attended four of the nine Board of Directors meetings and two of three Compensation Committee meetings held in 1999.

DIRECTORS' COMPENSATION. The Company pays its non-employee directors an annual retainer of $15,000, plus $1,500 for each board meeting attended either in person or telephonically, and $1,500 for attendance at each committee meeting not held on a day that board meetings were held. In addition, non-employee directors each receive an annual automatic grant of ten-year options to purchase, at the fair market value of the Common Stock on the date of grant, 7,500 shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company has no interlocking relationships involving any of its Compensation Committee members that would be required by the Securities and Exchange Commission to be reported in this Proxy Statement, and no officer or full-time employee of the Company serves on its Compensation Committee. Mr. Sbona and Mr. Loewenbaum, both members of the Compensation Committee, provide services to the Company as part-time employees.


ITEM 2: INCREASE IN ANNUAL LIMITATION ON NUMBER OF SHARES PER INDIVIDUAL UNDER THE 1996 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------


The Board of Directors proposes that the stockholders approve an amendment (the "Amendment") to the Company's 1996 Stock Incentive Plan (the "1996 Plan") to increase the annual limitation of 100,000 shares per individual to 300,000 per individual.

The 1996 Plan is an integral part of the Company's compensation program. The 1996 Plan provides incentives in the form of grants of stock options and other rewards. The objective of these incentives is to advance the longer-term interests of the Company and its stockholders by providing incentives tied to the performance of the Company's stock. Options provide rewards to employees upon the creation of incremental stockholder value and the attainment of long-term earnings goals. The 1996 Plan also encourages officers and other key employees to acquire a larger personal financial interest in the Company through stock ownership. In particular, it is anticipated that the 1996 Plan, as amended, will further enable the Company to attract and retain highly qualified executives because current compensation market conditions dictate that a company needs the flexibility to offer more than 100,000 options to attract top level executives.

The Board of Directors believes it is in the best interests of the Company to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees. In order to be able to attract and retain needed executives, following the recommendation of the Compensation Committee of the Board of Directors (the "Committee"), on February 16, 2000 the board resolved to amend the 1996 Plan to increase the maximum number of shares of Common Stock with respect to which options or rights may be granted under the Plan, to any employee, from 100,000 shares to 300,000 shares, and is submitting this Amendment to the stockholders for their approval at the Annual Meeting.

The following summary briefly describes the principal features of the 1996 Plan and is qualified in its entirety by reference to the full text of the 1996 Plan, a copy of which is attached hereto as Appendix "A" in the form proposed.

     GENERAL. Employees of the Company or any of its current or future subsidiaries are eligible to be considered for the grant of awards under the 1996 Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1996 Plan is currently 2,100,000, subject to certain adjustments to prevent dilution. Any shares of Common Stock subject to an award, which for any reason expire or terminate unexercised, are again available for issuance under the 1996 Plan.

     The 1996 Plan is administered by the Compensation Committee. Subject to the provisions of the 1996 Plan, the Committee has full and final authority to select the employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

     AWARDS. The 1996 Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) shares of Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (3) any other security or benefit with a value derived from the value of the Common Stock. Currently, the maximum number of shares of Common Stock with respect to which options or rights may be granted under the 1996 Plan to any employee during any fiscal year is 100,000, subject to certain adjustments to prevent dilution. The Amendment, if approved, will increase this amount to 300,000.

     Awards under the 1996 Plan are not restricted to any specified form or structure and may include arrangements such as sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. An award may provide for the issuance of Common Stock for any lawful consideration, including services rendered or, to the extent permitted by applicable state law, to be rendered. (Currently, Delaware law does not permit the issuance of Common Stock for services to be rendered.)

     An award granted under the 1996 Plan to an employee may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Committee, upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee may be an incentive stock option or a non-qualified stock option. See "Federal Income Tax Treatment" below.

     An award under the 1996 Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, and/or to pay all or part of the recipient's tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under the 1996 Plan permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the option may grant the recipient the right to "pyramid" his or her previously owned shares, i.e., to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each transaction to pay the purchase price of the shares acquired in the following transaction, to exercise the option for a larger number of shares with no more investment than the original share or shares delivered.

     1996 PLAN DURATION. The 1996 Plan became effective upon its adoption by the Board of Directors on March 21, 1996. No awards may be granted under the 1996 Plan after March 21, 2006. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award made after March 21, 2006.

     AMENDMENTS. The Committee may amend or terminate the 1996 Plan at any time and in any manner, provided, no recipient of any award may, without his or her consent, be deprived thereof of any of his or her rights thereunder or with respect thereto as a result of such Amendment or termination; and if any rule or regulation promulgated by the Securities and Exchange Commission (the "Commission"), the Internal Revenue Service or any national securities exchange or quotation system upon which any of the Company's securities are listed requires that any such Amendment be approved by the Company's stockholders, then such Amendment will not be effective until it has been approved by the Company's stockholders.

     EFFECT OF SECTION 16(B) OF THE SECURITIES EXCHANGE ACT OF 1934. The acquisition and disposition of Common Stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the 1996 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of Common Stock by an Insider within six months before or after a sale of Common Stock by the Insider could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 1996 Plan is designed to comply with Rule 16b-3.

     UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. The following is a general discussion of the principal federal income tax consequences under the 1996 Plan. Because the United States federal income tax rules governing options and related payments are complex and subject to change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise. The 1996 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

     CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee disposes of the shares received upon exercise after two years from the date such option was granted and after one year from the date such option is exercised, the optionee will recognize long-term capital gain or loss when he or she disposes of his or her shares. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the shares at the time of disposition. If the optionee disposes of shares acquired upon exercise of an Incentive Stock Option within two years after being granted the option or within one year after acquiring the shares, any amount realized from such disqualifying disposition will be taxable at ordinary income rates in the year of disposition to the extent that (i) the lesser of (a) the fair market value of the shares on the date the Incentive Stock Option was exercised or (b) the fair market value at the time of such disposition exceeds
(ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the length of time the shares have been held. The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirements have not been satisfied. For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

     CONSEQUENCES TO EMPLOYEES: NON-STATUTORY OPTIONS. An optionee recognizes no income at the time Non-Statutory Options are granted under the 1996 Plan. In general, at the time shares are issued to an optionee pursuant to exercise of Non-Statutory Options, the optionee will recognize income taxable at ordinary income tax rates equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of such shares. An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of Non-Statutory Options in an amount equal to the difference between the selling price and the tax basis of the shares, which will include the price paid plus the amount included in the optionee's taxable income by reason of the exercise of the Non-Statutory Options. Provided the shares are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held.

     CONSEQUENCES TO COMPANY: INCENTIVE STOCK OPTIONS. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no United States federal income tax consequences to the Company as a result of the disposition of shares acquired upon exercise of an Incentive Stock Option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee at ordinary income tax rates.

     CONSEQUENCES TO COMPANY: NON-STATUTORY OPTIONS. The Company generally will be entitled to a deduction for United States federal income tax purposes in the same year and in the same amount as the optionee is considered to have recognized income taxable at ordinary income tax rates in connection with the exercise of Non-Statutory Options. In certain instances, the Company may be denied a deduction for compensation attributable to awards granted to certain officers of the Company to the extent such compensation exceeds $1,000,000 in a given year.

     BOARD RECOMMENDATION AND VOTE. The approval of the Amendment to the 1996 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. The Board is of the opinion that the Amendment is in the best interests of the Company and recommends a vote for the approval of the Amendment. All Proxies will be voted to approve the Amendment unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN.

EXECUTIVE COMPENSATION
----------------------

                           SUMMARY COMPENSATION TABLE

The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

--------------------------------------------------------------------------------

                                                         ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                                         -------------------          ----------------------
                                                                                    NUMBER OF
                                      FISCAL YEAR                                   SECURITIES         ALL
              NAME                       ENDED                                      UNDERLYING        OTHER
     PRINCIPAL POSITION(1)            DECEMBER 31      SALARY(3)       BONUS         OPTIONS       COMPENSATION
     ---------------------            -----------      ---------       -----         -------       ------------

Brian K. Service..............           1999            (3)             --             --               --
  Chief Executive Officer

Arthur B. Sims................           1999            316,950   $     --          125,000      $   4,805  (4)
  Chief Executive Officer                1998            308,227         --             --            5,834  (4)
                                         1997            276,466         --             --            3,056  (4)

Charles W. Hull...............           1999            275,000   $   43,000           --        $  65,012  (5)
  Vice President, Chief                  1998            284,952         --             --            4,162  (4)
  Technology Officer                     1997            260,817         --             --            1,829  (4)

A. Sidney Alpert..............           1999            160,617   $   35,000         25,000      $   2,868  (4)
  Vice President, General                1998            174,154         --           20,000          2,943  (4)
   Counsel and Secretary                 1997            157,788       25,000         35,000            934  (4)

Martin E. McGough.............           1999            171,019   $   43,000         60,000      $   1,874  (4)
  Vice President & Worldwide             1998            166,696         --           15,000          1,602  (4)
   Operations Manager                    1997            144,035       15,237         50,000         66,268  (6)

Grant R. Flaharty(2)..........           1999            139,896   $   43,000         95,000      $   1,641  (4)
  Vice President & General               1998             85,976       50,000         30,000         48,949  (7)
  Manager, Europe

--------------------------------------------------------------------------------


(1) For a description of the employment contracts between certain officers and the Company, see "Employment Contracts," below.

(2)  Mr. Flaharty's employment with the Company commenced in April 1998.

(3) Mr. Service replaced Mr. Sims as President and Chief Executive Officer of the Company on September 16, 1999. Mr. Service is compensated for his services to the Company pursuant to the Company's agreement (the "Regent Agreement") with Regent Pacific Management Corporation ("Regent Pacific"), pursuant to which Regent Pacific provides the management services of three full-time and two part-time employees to the Company at an aggregate fee of $50,000 per week. In addition to the services of Mr. Service, H. Michael Hogan III is currently providing services to the Company pursuant to the Regent Agreement as Chief Financial Officer and Clark A. Hardesty is providing services as Vice President, Sales & Marketing. Gary J. Sbona, pursuant to the Regent Agreement, is also providing services to the Company on a part-time basis and is also currently a member of the Company's Board of Directors. As an inducement to Mr. Sbona to provide services as an employee of the Company, the Board of Directors granted to him an option to purchase 350,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. Although the Named Executive Officers of the Company do not include Mr. Hogan, Mr. Hardesty, Mr. Sbona, or the other persons currently providing management services to the Company


                                     Page 9


     pursuant to the Regent Agreement, it is likely that such persons would qualify as the most highly compensated officers of the Company if a pro rata portion of the fee paid to Regent Pacific were attributed to them as compensation. Messrs. Service, Sbona, Hogan and Hardesty are principals of Regent Pacific. See "Certain Transactions With Directors and Officers," below for further information regarding the Regent Agreement.

(4) Consists of the value of insurance premiums of employer paid group term life insurance and discretionary profit sharing and employer matching contributions made pursuant to the Company's Section 401(k) plan.

(5) Consists of pay out of vacation pay ($42,308), non-employee Board of Director fees (see "Employment Contracts") ($18,231), the value of insurance premiums of employer paid group term life insurance, and discretionary profit-sharing and employer matching contributions ($4,473).

(6) Consists of $321 for value of insurance premiums of employer paid group term life insurance and a moving allowance totaling $65,947.

(7) Consists of $69 for the value of insurance premiums of employer paid group term life insurance and a moving allowance totaling $48,880.

                          OPTION GRANTS IN FISCAL 1999

The following table sets forth certain information regarding the grant of stock options made during fiscal 1999 to the Named Executive Officers.

--------------------------------------------------------------------------------

                                            PERCENT OF
                                              TOTAL                                            POTENTIAL
                            NUMBER OF        OPTIONS                                        REALIZABLE VALUE
                           SECURITIES       GRANTED TO                                         AT ASSUMED
                           UNDERLYING      EMPLOYEES IN     EXERCISE                      RATE OF STOCK PRICE
                             OPTIONS          FISCAL         OR BASE     EXPIRATION         APPRECIATION FOR
          NAME               GRANTED         YEAR(3)        PRICE(4)        DATE             OPTION TERM(5)
          ----            ------------    -------------    ----------   ------------    -----------------------
                                                                                             5%         10%
                                                                                             --         ---
Brian K. Service.........       -               -               -             -              -           -
Arthur B. Sims...........  125,000(1)         9.21%           $5.62        5/20/09        441,798   1,119,604
Charles W. Hull..........       -               -               -             -              -           -
A. Sidney Alpert.........   25,000(1)         1.84%           $6.38        3/5/09         100,309     254,202
Martin E. McGough........   60,000(1)         4.42%           $5.69        6/21/09        214,705     544,104
Grant R. Flaharty........   75,000(2)         5.53%           $4.88        9/17/09        230,175     583,310
                            20,000(2)         1.47%           $5.69        6/21/09         71,568     181,368

--------------------------------------------------------------------------------

(1) These option grants vest in four equal annual installments of 25% commencing on the first anniversary from the date of the grant and were granted for a term of 10 years.

(2) These option grants vest in three equal annual installments of 33.33% commencing on the first anniversary from the date of the grant and were granted for a term of 10 years.

(3) Options covering an aggregate of 1,356,500 shares were granted to eligible persons during fiscal 1999.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(5) The potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the Common Stock.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 1999, the number of shares of Common Stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the Common Stock on the Nasdaq Stock Market's National Market on December 31, 1999 ($ 8.50 per share).

--------------------------------------------------------------------------------

                               SHARES                       NUMBER OF SECURITIES
                              ACQUIRED                      UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                 ON         VALUE                 OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                              EXERCISE     REALIZED           DECEMBER 31, 1999                 DECEMBER 31, 1999
--------------------------    ---------    ---------    -------------------------------    --------------------------
NAME                                                     EXERCISABLE     UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
----                                                     -----------     -------------     -----------  -------------

Brian K. Service..........        -            -               -                -                 -            -
Arthur B. Sims............        -            -            329,516          143,750        $  797,690    $ 261,088
Charles W. Hull...........        -            -            199,167           27,500        $  422,918         -
A. Sidney Alpert..........        -            -             66,942           70,825        $   17,595    $  84,375
Martin E. McGough.........        -            -             28,750           96,250        $   18,125    $ 198,125
Grant R. Flaharty.........        -            -              7,500          117,500              -       $ 328,125

--------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS
--------------------

The Company has entered into employment contracts with each of its Named Executive Officers.

The Company and Arthur B. Sims, the former Chief Executive Officer of the Company and 3D Systems, Inc., its California subsidiary ("3D California"), entered into an Employment Agreement, effective October 31, 1994 and amended January 1, 1999 (as amended, the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Sims was entitled to a base salary of $317,250 per year, subject to increase from time to time at the discretion of the Compensation Committee. Pursuant to the Employment Agreement, the Company granted options to Mr. Sims to purchase 125,000 shares of Common Stock. The exercise price of the options granted to Mr. Sims was $ 6.4113, equal to 115% of the closing sale price of the Common Stock over a ten trading day period after May 20, 1999, the date of approval by stockholders of amendment of the Company's 1996 Stock Incentive Plan (the "Sims Exercise Price"). The Company granted the stock options on May 20, 1999. The stock options also provide for accelerated vesting upon a change of control of the Company. The Employment Agreement permitted Mr. Sims, at any time during its term, to terminate his duties as Chief Executive Officer and elect to become a consultant to the Company. On September 9, 1999 Mr. Sims elected to terminate such duties and entered into a new Employment Agreement (the "New Agreement") whereby it was agreed he would continue employment with the Company, at the same base salary ($317,250), through December 31, 2000. The New Agreement further provides that beginning January 1, 2001 Mr. Sims will cease to be an employee, but he shall continue as a Consultant for a four-year term for an annual consulting fee of $150,000 plus an additional $250 per hour in any fiscal quarter during which the performance of his consulting duties exceeds 150 hours. Pursuant to the New Agreement, the Company granted options to Mr. Sims to purchase 25,000 shares of Common Stock at the Sims Exercise Price on January 1, 2000. The stock options also provide for accelerated vesting upon a change of control of the Company. Mr. Sims is not required to provide any further services to the Company under this Agreement.

The Company and Mr. Hull entered into an Employment Agreement in April 1994, pursuant to which Mr. Hull served as President and Chief Operating Officer of both the Company and 3D California until April 1997, at which time Mr. Hull was appointed Vice Chairman and Chief Technology Officer of the Company. Pursuant to the agreement, Mr. Hull's initial base salary was $200,000 per year, subject to increase at the discretion of the Board of Directors. Effective November 7, 1994, January 1, 1996, February 1, 1997, and January 1, 1998, the Board of Directors increased Mr. Hull's base salary to approximately $235,000, $250,000, $262,500 and $275,000, respectively. In addition to standard benefits, Mr. Hull is entitled to receive incentive compensation up to a maximum of 60% of his annual base salary based on the achievement of certain operating goals. For the year ended December 31, 1999, Mr. Hull received incentive compensation in the amount of $43,000. Mr. Hull's Employment Agreement also permits Mr. Hull, at any time during his employment term, to terminate his duties under the agreement and elect to become a consultant to the Company. Effective February 28, 1999, Mr. Hull terminated his duties under the agreement and Mr. Hull, the Company and 3D California entered into a four-year Consulting Agreement. Mr. Hull's duties pursuant to the agreement included consulting with the Board of Directors and officers of the Company concerning those aspects of the business with which Mr. Hull previously had been concerned. Mr. Hull was not required to devote more than 100 hours per fiscal quarter to the performance of his consulting duties under the Consulting Agreement. As compensation for Mr. Hull's consulting services, the Company paid Mr. Hull at a rate of $275,000 for the period March 1999 through May 1999. In June 1999, Mr. Hull rejoined the Company as Chief Technology Officer at a base salary of $275,000, and is eligible to participate in the 2000 Executive Incentive Compensation Plan. All of the stock options granted to Mr. Hull and unexercised as of the date of the Consulting Agreement continued in force during the consulting term and are continued under his new employment arrangement.

Effective December 27, 1995, the Company entered into an Employment Agreement with A. Sidney Alpert, pursuant to which Mr. Alpert serves as Vice President and General Counsel. Pursuant to the agreement, Mr. Alpert was paid an annual base salary equal to $150,000 and was eligible to participate in the 1999 Executive Incentive Compensation Plan. Effective January 1, 1999, the Board of Directors increased Mr. Alpert's base salary to $181,260. Effective June 1, 1999, Mr. Alpert and the Company agreed to amend his Employment Agreement, whereby he became a part-time employee at a new annual salary of $140,000, and is eligible to participate in the 2000 Executive Incentive Compensation Plan. Under the amendment Mr. Alpert will devote approximately forty percent (40%) of his time to the Company, and his stock options will remain in effect and vesting shall continue. Mr. Alpert will remain an "at will" employee, eligible for all benefits except holidays, earning vacation at a 40% rate, and qualifying for the Executive Compensation Plan at a 40% rate. Should the Company terminate Mr. Alpert's employment without just cause, he will be entitled to a severance benefit equal to one year's base salary.

Effective January 7, 1997, the Company entered into an Employment Agreement with Martin E. McGough, pursuant to which Mr. McGough serves as Vice President, Worldwide Operations. Mr. McGough is paid an annual base salary equal to $171,000, and is eligible to participate in the 2000 Executive Incentive Compensation Plan. Mr. McGough is an "at will" employee; however, if the Company terminates Mr. McGough's employment without just cause, the Company shall pay to Mr. McGough an amount equal to one-year's base salary.

Effective September 17, 1999, the Company entered in an Employment Agreement with Grant R. Flaharty, pursuant to which Mr. Flaharty serves as Vice President, General Manager Europe. Mr. Flaharty is paid an annual base salary equal to $165,000 and is eligible to participate in the 2000 Executive Incentive Compensation Plan. Mr. Flaharty is an "at will" employee.

Effective September 9, 1999, the Company entered into an Agreement with Regent Pacific Management Corporation for the provision of executive management services. See "Certain Transactions With Directors and Executive Officers."

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The committee, which is currently comprised of one independent, non-employee director and two employee directors, also grants all stock options and otherwise administers the Company's 1989 Employee and Director Plan (the "1989 Plan"), 1996 Stock Incentive Plan (the "1996 Plan"), the 1996 Stock Option Plan for Non-Employee Directors (the "Director Plan") and the 1998 Employee Stock Purchase Plan. No further options will be granted under the 1989 Plan as it expired on May 9, 1999. Following review and approval by the committee, all determinations pertaining to executive compensation, other than stock option matters, are submitted to the full board for approval.

     TOTAL COMPENSATION. It is the philosophy of the committee that executive compensation should be structured to provide an appropriate relationship between executive compensation and performance of the Company and the share price of the Common Stock, as well as to attract, motivate and retain executives of outstanding abilities and experience. The principal elements of total compensation paid to executives of the Company are as follows:

     BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company, or upon renewal of his or her employment agreement, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company. Base salaries may be annually adjusted in the sole discretion of the committee to reflect changes in any of the foregoing factors.

     ANNUAL INCENTIVES. The committee believes that executive compensation should be determined with specific reference to the Company's overall performance, as well as the performance of the division or function over which each individual executive has primary responsibility. In this regard, the committee considers both quantitative and qualitative factors. Quantitative items used by the committee in analyzing the Company's performance include sales and sales growth, results of operations and an analysis of actual levels of operating results and sales to budgeted amounts. Qualitative factors include the committee's assessment of such matters as the enhancement of the Company's image and reputation, expansion into new markets, and the development and success of new products and new marketing programs.

     The Board of Directors has approved the 3D Systems Corporation Executive Incentive Compensation Plan (the "2000 Incentive Plan"). Under the 2000 Incentive Plan, executive officers, other than officers whose compensation is paid by Regent Pacific (See "Certain Transactions With Directors and Executive Officers") are eligible to receive an annual cash incentive award based, in part, upon the attainment of specified levels of earnings and revenue by the Company as determined by the committee at the beginning of the fiscal year, and individual non-financial objectives which are designed to measure each officer's overall contribution to the Company and the particular division over which he or she is assigned supervisory responsibility. The Chief Executive Officer establishes the non-financial objectives each other executive officer must attain. Officers whose compensation is determined in part by sales commissions paid or payable are not eligible to participate in the 2000 Incentive Plan.

     Under the 2000 Incentive Plan, the committee will establish the maximum bonus, as a percentage of base salary, attainable by each participating officer on the basis of the financial performance of the Company and the attainment of non-financial objectives by the officer. No bonuses will be paid unless the Company achieves a threshold earnings level established by the committee.

     The committee attributes various weights to the qualitative factors discussed above based upon their perceived relative importance to the Company at the time compensation determinations are made. Each executive's performance is evaluated with respect to each of these factors, and compensation levels are determined based on each executive's overall performance.

     If the Company achieves a minimum level of earnings, each participant may be eligible for a range of awards based upon the attainment of the earnings, revenue and non-financial objectives. The 2000 Incentive Plan permits the committee to adjust targets or performance results to reflect unusual items that it determines to be extraordinary or non-recurring.

     STOCK INCENTIVE PLAN OPTIONS AND AWARDS. Under the 1996 Plan, the committee is authorized to grant any type of award which might involve the issuance of shares of Common Stock, options, warrants, convertible securities, stock appreciation rights or similar rights or any other securities or benefits with a value derived from the value of the Common Stock. The number of options granted to an individual is based upon a number of factors, including his or her position, salary and performance, and the overall performance and stock price of the Company.

     EXECUTIVE LONG-TERM STOCK INCENTIVE PLAN. The committee also has adopted under the 1996 Plan a stock-based, long-term incentive plan for executive officers. Under this plan, the Company has made loans of up to $60,000 to executive officers of the Company for the purpose of purchasing shares of Common Stock from the Company at the fair market value of the Common Stock at the time of purchase. The plan calls for the loans to be forgiven, in whole or in part, if certain profitability targets are met. The purpose of this plan is to align more closely officer interests with stockholder interests by promoting long-term holdings in the Common Stock, thus increasing stockholder value. See "Certain Transactions With Directors and Executive Officers."

     1998 EMPLOYEE STOCK PURCHASE PLAN. The Company also provides under the 1998 Employee Stock Purchase Plan an opportunity for substantially all of its employees to purchase Common Stock at a modest discount to the market price. Pursuant to this plan, employees may allocate annually up to the lesser of $25,000 or 10% of their regular compensation for the purchase of shares of Common Stock.

     DETERMINATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION. On September 9, 1999 the Company and Regent Pacific executed an agreement (the "Agreement") pursuant to which Regent Pacific agreed to provide a team of executives to the Company for a term of 12 months. Pursuant to the Agreement, the Board of Directors appointed Brian K. Service Chief Executive Officer. Under the terms of the Agreement (see "Certain Transactions With Directors and Officers"), the Company pays Regent Pacific $50,000 per week for the services of three full-time executives, including Mr. Service, and two part-time executives. Mr. Service is compensated for his services by Regent Pacific. No payments, other than reimbursement for expenses, are made directly to Mr. Service by the Company.

     Mr. Sims was Chief Executive Officer of the Company from January 1 through September 8, 1999 and was compensated pursuant to an Employment Agreement described under "Employment Contracts," above, which became effective October 31, 1994. Upon his resignation as Chief Executive Officer, Mr. Sims entered into a new agreement, also described under "Employment Contracts," above. In determining the overall compensation of Mr. Sims, the committee placed emphasis on the growth experienced by the Company since the commencement of Mr. Sims' employment with the Company in late 1991 to 1998 and the importance of maintaining Mr. Sims' salary at a rate competitive with other similarly sized publicly traded companies. As a result of these factors, and others, including the EOS acquisition and revenue growth during 1998, effective January 1, 1999, the committee increased Mr. Sims' base salary to $317,250. Mr. Sims received no further increase prior to his resignation and did not receive a bonus for fiscal 1999.

     In connection with its deliberations, the committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers. The committee intends to continue its policy of linking executive compensation with maximizing stockholder returns and corporate performance to the extent possible through the programs described above.

     OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

     All compensation paid to the Company's employees in fiscal 1999 will be fully deductible. With respect to compensation to be paid to executives in 2001 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

                                                 Compensation Committee

                                                       G. Walter Loewenbaum II
                                                       Miriam V. Gold
                                                       Gary J. Sbona

PERFORMANCE GRAPH
-----------------

The following graph sets forth the percentage change in cumulative total stockholder return of the Common Stock during the five-year period from December 31, 1994 to December 31, 1999, compared with the cumulative returns of the Nasdaq Stock Market (U.S. Companies) Index and the Index for S & P Technology Sector. The Comparison assumes $100 was invested on December 31, 1994 in the Common Stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG 3D SYSTEMS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX


                                [GRAPH OMITTED]

          *$100 INVESTED ON 12/31/94 IN STOCK OR INDEX-
          INCLUDING REINVESTMENT OF
          DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
----------------------------------------------------------

Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or senior officers of the Company, nor any stockholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 1999, or which is presently proposed.

See "Employment Contracts" for a summary of employment agreements with certain of the Company's executive officers.

On September 9, 1999, the Company and Regent Pacific Management Corporation ("Regent Pacific") executed an agreement (the "Agreement") pursuant to which Regent Pacific agreed to provide certain key management employees' services to the Company at a fee of $50,000 per week, including the services of Mr. Service, as President and Chief Executive Officer, and at least three other Regent Pacific personnel as part of the Company's management team. The Agreement also provides that Gary J. Sbona, Chief Executive Officer of Regent Pacific join the Company's Board of Directors and provide services to the Company as a part-time employee. The Agreement has a one-year term and requires that the Company provide Director & Officer insurance for Messrs. Sbona and Service. As an inducement to Mr. Sbona to provide services as an employee of the Company, the Board of Directors granted to him an option to purchase 350,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. The shares subject to such option vest on a monthly basis during the 12-month period ending on September 9, 2000, subject to the Regent Pacific management team continuing their services to the Company; provided, however that the earned portion of the option will vest entirely upon certain change of control transactions or upon termination of the Agreement without cause.

On May 1, 1999, the Company entered into an Employment Agreement with G. Walter Loewenbaum II, Chairman of the Board of Directors, whereby Mr. Loewenbaum agreed to provide part time services to the Company in the area of strategic direction in exchange for $10,000 per month and an option to purchase 150,000 of the Company's Common Stock at a price of $6.6125 per share. The options vested on January 1, 2000. The original term of the agreement was for six (6) months. On December 20, 1999, the Board voted to change Mr. Loewenbaum's status to "at-will" employee and to extend the agreement until terminated by the Board or Mr. Loewenbaum.

In January 1998, the Company adopted under the 1996 Plan the Executive Long-Term Stock Incentive Plan pursuant to which the Company offers to loan to its executive officers up to $60,000 to purchase shares of the Common Stock underlying the 1996 Plan. Each of Arthur Sims, Charles Hull, A. Sidney Alpert, Frank Spina (who is no longer employed), Martin McGough, Mark Bell (who is no longer employed), and Richard Balanson (who is no longer employed) executed a promissory note for the principal amount of $60,000, each of which bears interest at the rate of 6% per annum. Mr. Bell has paid in full his indebtedness to the Company. Mr. Balanson's and Mr. Spina's loans were forgiven upon the termination of their employment, and their stock was returned to the Company and cancelled. The remaining notes are secured by the shares of Common Stock purchased. Subject to certain forgiveness provisions set forth below, all principal and accrued interest outstanding under the notes becomes due and payable upon the earlier to occur of (i) a sale, transfer or other disposition of the shares of Common Stock securing the note; (ii) the termination of the executive's employment with the Company; (iii) the fifth anniversary of the execution of the note; (iv) the sale, lease or other disposition of all or substantially all of the Company's assets to a single purchaser or group of related purchasers; (v) the sale, lease or other disposition, in one transaction or a series of related transactions of the majority of the Company's outstanding capital stock; or (vi) the merger or consolidation of the Company into or with another corporation in which the stockholders of the Company will own less than 50% of the voting securities of the surviving corporation. If during the fiscal year ended December 31, 1999, or a subsequent fiscal year through fiscal year ending December 31, 2003, the Company reports earnings per share of: (a) at least $0.50 per share but less than $1.00 per share, the Company will forgive 1/3rd of the original principal amount of the note, or such smaller amount of principal then outstanding, together with all of the interest accrued on such amount; (b) at least $1.00 per share but less than $1.50 per share, the Company will forgive 2/3rds of the original principal amount of the note, or such smaller amount of principal then outstanding, together with all of the interest accrued on such amount; or (c) at least $1.50 per share, the Company will forgive the entire original principal amount of the note, or such smaller amount of principal then outstanding, together with all interest accrued on such amount; provided, however, that the provisions of clauses (a) and (b) of this sentence shall be applicable to each executive officer only one time.

Pursuant to a July 1990 Distribution Agreement with Ciba Specialty Chemicals, Inc., as amended from time to time (together with its affiliates, "CSC"), and subject to conditions set forth in the agreement, the Company is CSC's current exclusive distributor (except in Japan) of all photopolymers manufactured by CSC for use in stereolithography. The Company purchased from CSC resins valued at approximately $10,100,000 during fiscal 1999. Subject to certain conditions, so long as CSC provides adequate supplies, the Company is required to fill all of its requirements for its photopolymers through purchases from CSC. Subject to certain conditions, the agreement will remain in effect until either party gives the other six months advance notice of termination.

In May 1988, the Company entered into a Research and Development Agreement with CSC to develop photopolymers, photopolymerizable monomers and photoinitiators for use with the Company's stereolithography products, which agreement has from time to time been amended. Subject to certain conditions, the Research and Development Agreement will remain in effect until either party gives the other six months advance notice of its decision to terminate the agreement. The parties have agreed that if a change in control (as defined in such agreement) of the Company should occur, at the option of CSC, the Company will be required to pay CSC an amount equal to CSC's deferred research and development costs, as defined in such agreement, of up to $10 million.

In 1990, 3D California acquired the patents for stereolithography technology from UVP, Inc. ("UVP") in exchange for $9,075,000, $500,000 of which was paid in cash and $350,000 by certain offsets. The balance of the purchase price ($8,225,000) is payable based upon sales levels and subject to certain conditions. For further information with respect to this matter, see "Note 6(b) of Notes to Consolidated Financial Statements," which appears in the Company's Annual Report filed on Form 10-K, which accompanies this Proxy Statement. Pursuant to a 1987 contract between UVP and Charles W. Hull, a director of the Company, Mr. Hull is entitled to receive from UVP, with respect to his prior relationship with UVP, an amount equal to 10% of all royalties or other amounts received by UVP with respect to the patents, but only after recoupment of certain expenses by UVP. To date, Mr. Hull has received $396,492 from UVP under that agreement.

Management believes, based on its reasonable judgment, but without further investigation, that the terms of each of the foregoing transactions or arrangements between the Company on the one hand and the affiliates, officers, directors or stockholders of the Company which were parties to such transactions on the other hand, were, on an overall basis, at least as favorable to the Company as could then have been obtained from unrelated parties.


SHAREHOLDERS AGREEMENT
----------------------

CSC is a Swiss-based multinational manufacturer and distributor of specialty chemicals, a 14.87% beneficial shareholder of the Company and the Company's partner in photopolymer development. In December 1996, Ciba-Geigy Limited ("Ciba") completed its merger (the "Merger") with Sandoz Ltd., and in connection therewith, spun off Ciba Specialty Chemicals Holding Inc. ("CSC Holding"), the parent company of CSC, which was formed to hold the worldwide specialty chemicals businesses of Ciba and its affiliates. In connection with this transaction, CSC succeeded to the respective rights and obligations of Ciba and its affiliates under their contracts with the Company.

Pursuant to a Shareholders Agreement among the Company, CSC, Charles W. Hull, and certain other stockholders and former stockholders of the Company (collectively referred to as the "Founders"), CSC and the Founders, who at February 29, 2000 together beneficially owned an aggregate of 2,392,292 shares of Common Stock (approximately 19.962% of the outstanding shares of Common Stock), have agreed to vote all of their respective shares to elect and maintain on the Board of Directors of the Company two nominees designated by CSC who are reasonably acceptable to the agent for the Founders (currently Mr. Hull), two nominees designated by the Founders who are reasonably acceptable to CSC, and one or more nominees selected by the four nominees. All decisions of the Founders are made solely by Mr. Hull. The Company has agreed, subject to applicable law, to support the election of the nominees selected by the Founders, CSC and their respective nominees. See "Principal Stockholders."

Ms. Gold currently is the director designated by CSC and Mr. Hull currently is the director designated by the Founders.

PRINCIPAL STOCKHOLDERS
----------------------

The following table sets forth as of February 29, 2000, unless otherwise indicated, certain information relating to the ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (11,602,633 shares), (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 26081 Avenue Hall, Valencia, California 91355, unless otherwise set forth below such person's name.

--------------------------------------------------------------------------------

                                                                       Number of Shares of
                                                                          Common Stock
                         Name and Address                            Beneficially Owned (1)   Percent (1)
DIRECTORS:
Charles W. Hull.....................................................   2,392,292  (2) (3)       19.96
G. Walter Loewenbaum, II............................................   1,000,000  (4)            8.34
Kevin S. Moore......................................................     692,884  (12)           5.78
Jim D. Kever........................................................      27,500  (7)               *
Miriam V. Gold......................................................      21,966  (8)               *
Gary J. Sbona.......................................................          --                    *


NON-DIRECTOR NAMED EXECUTIVE OFFICERS:
Brian K. Service....................................................       1,000                    *
A. Sidney Alpert....................................................     111,262  (10)              *
Grant Flaharty......................................................      12,088  (9)               *
Martin E. McGough...................................................      45,600  (6)               *
Arthur B. Sims......................................................     105,604  (5)               *


5% HOLDERS:
Ciba Specialty Chemicals, Inc.......................................   2,392,292  (3)           19.96
     885 Georgia Street, Suite 2200, Vancouver, B.C. V6C3E8
Dimensional Fund Advisers Inc.......................................     675,110  (11)           5.63
     1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
The Clark Estates, Inc..............................................     690,872  (12)           5.76
     30 Wall Street, New York, NY 10005

Directors and officers as a group (13 persons)......................   4,415,696  (13)          36.84

--------------------------------------------------------------------------------

*    Less than one percent.

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at February 29, 2000.

(2) Includes (a) 438,889 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees and (b) 207,917 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 29, 2000. Excludes 3,561 shares of Common Stock held of record by Mr. Hull's adult daughter, with respect to which Mr. Hull disclaims beneficial ownership.


                                    Page 19


(3) Shares of Common Stock listed as beneficially owned by Ciba Specialty Chemicals, Inc. ("CSC") are owned of record by Ciba Specialty Chemicals Canada Inc., an affiliate of CSC. Pursuant to Rule 13d-3 under the Exchange Act, CSC and Charles W. Hull (together, the "Control Group") may be deemed to beneficially own all shares of Common Stock held by each of them with respect to an agreement, pursuant to which the Control Group has the right to direct the voting of such shares with respect to the election of directors of the Company (see "Shareholders Agreement"). The Control Group has the power to direct the voting with respect to the election of directors of the Company of an aggregate of 2,392,292 shares. As of February 29, 2000, the number of shares of Common Stock beneficially owned by the Control Group which each member thereof had sole investment power and the sole power to vote for matters other than the election of directors was as follows (the percentages set forth below have been calculated assuming all shares of Common Stock reserved for issuance upon exercise of stock options granted to any directors or Named Executive Officers which are or will become exercisable on or prior to April 30, 2000 are outstanding as of February 29, 2000):

                                                               PERCENT OF ALL
                                                                 OUTSTANDING
                                         NUMBER OF SHARES          SHARES
                                         -----------------     ----------------

       Charles W. Hull...................    666,926                5.56  %

       Ciba Specialty Chemicals, Inc.....  1,725,366               14.40  %
                                         ------------             ---------

            Total                          2,392,292               19.96  %
                                         ============             =========


(4) Includes (a) 45,000 shares held in the name of Lillian Shaw Loewenbaum, Mr. Loewenbaum's wife, (b) 45,000 shares held in the name of the Loewenbaum 1992 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (c) 150,000 shares held in the name of the Guaranty & Trust Co ttee fbo G. Walter Loewenbaum, Mr. Loewenbaum's pension plan, (d) 65,000 shares held in the name of The Waterproof Partnership LTD for which Mr. and Mrs. Loewenbaum serve as the general partners and as certain of the limited partners, (e) 200,000 shares held in the name of Loewenbaum & Co., Inc., a wholly owned subsidiary of Loewenbaum Holdings, Inc., a company in which Mr. Loewenbaum's family owns a majority interest, and (f) 150,000 shares of Common Stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 30, 2000.

(5) Includes (a) 16,020 shares of Common Stock held in the Arthur B. Sims Living Trust dated February 5, 1998 for which Mr. Sims serves as trustee, and (b) 89,250 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 30, 2000.

(6) Includes 32,500 shares of Common Stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 30, 2000.

(7) Includes 15,000 shares of Common Stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 30, 2000. Also includes 1,000 shares of Common Stock held in trust for the benefit of Mr. Kever's minor children, with respect to which Mr. Kever disclaims beneficial ownership.

(8) Includes 21,666 shares of Common Stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 30, 2000.

(9) Includes 7,500 shares of Common Stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 30, 2000.

(10) Includes (a) 26,699 shares of Common Stock held in the Alpert Living Trust dated January 21, 1998, for which Mr. & Mrs. Alpert serve as trustees, and
     (b) 82,767 shares of Common Stock reserved for issuance upon exercise of stock options that are or will become exercisable on or prior to April 30, 2000.

(11) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities that are owned by the Portfolios. All securities reported as held by Dimensional are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities. All information regarding the beneficial ownership of Company securities by Dimensional is taken exclusively from a Form 13G filed by Dimensional on February 4, 2000.

(12) The stock owned by Mr. Moore includes 690,872 shares owned by The Clark Estates with respect to which Mr. Moore disclaims beneficial ownership. Information regarding the beneficial ownership of Company securities by The Clark Estates is taken, in part, from a Form 13D filed by The Clark Estates on March 9, 2000.

(13) Includes 881,866 shares of Common Stock reserved for issuance upon exercise of stock options that are or will become exercisable on or prior to April 30, 2000.

     The information as to shares beneficially owned has been individually furnished by the respective directors, Named Executive Officers, and other stockholders of the Company, or taken from documents filed with the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 1999, all of the Company's executive officers, directors and greater-than-ten percent stockholders complied with all
Section 16(a) filing requirements, except as follows: Mr. McGough, an executive officer of the Company, filed a late Form 4, reporting the purchases of 101 shares of the Company's Common Stock.; Mr. Flaharty, an executive officer of the Company, filed late Forms 4, reporting the purchase of 803 shares of the Company's Common Stock and the grant of an option to purchase 75,000 shares of Common Stock; Mr. Loewenbaum, an executive officer and director, filed a late Form 5, reporting the grant of an option to purchase 150,000 shares of Common Stock; Mr. Sbona, an executive officer and director, filed a late Form 5, reporting the grant of an option to purchase 350,000 shares of Common Stock, and Mr. Hardesty filed a late Form 5, reporting his status as an executive officer, and the purchase of 3,000 shares of Common Stock.

STOCKHOLDER PROPOSALS
---------------------

Any stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by December 28, 2000.

INDEPENDENT PUBLIC ACCOUNTANTS
------------------------------

PricewaterhouseCoopers LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for fiscal 1999 and have been selected by the Board of Directors to serve as independent auditors for fiscal 2000.

SOLICITATION OF PROXIES
-----------------------

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such Proxies.

ANNUAL REPORT ON FORM 10-K
--------------------------

THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 3D SYSTEMS, 26081 AVENUE HALL, VALENCIA, CALIFORNIA 91355.

                                        ON BEHALF OF THE BOARD OF DIRECTORS

                                        /S/ A. SIDNEY ALPERT
                                        -----------------------------------
                                        A. Sidney Alpert
                                        SECRETARY
26081 Avenue Hall
Valencia, California  91355
April 14, 2000

                                  APPENDIX "A"

                             3D SYSTEMS CORPORATION
                              STOCK INCENTIVE PLAN


1.   PURPOSE OF THE PLAN.

     The purpose of this 1996 Stock Incentive Plan (the "Plan") is to provide incentives and rewards to selected eligible employees of 3D Systems Corporation (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those employees by providing for or increasing the proprietary interests of those employees in the Company, and by associating their interests in the Company with those of the Company's stockholders.


2.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of two or more directors, each of whom shall be both a "disinterested person," as that term is defined in Rule 16b-3(c) of the Rules and Regulations (the "Rules") of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations of the Internal Revenue Service adopted thereunder, as such Rules and such Section and regulations may from time to time be amended or interpreted. Members of the Committee shall serve at the pleasure of the Board of Directors of the Company.

     The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible employees those employees to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each employee selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards and whether Awards will be paid after the end of the Award period; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.


3.   PERSONS ELIGIBLE UNDER THE PLAN.

     Any person who is an employee of the Company, or any of its current or future subsidiaries (an "Employee"), including any member of the Board of Directors of the Company who is an Employee, shall be eligible to be considered for the grant of Awards under the Plan.

4.   AWARDS.

     (a) COMMON STOCK AND DERIVATIVE SECURITY AWARDS. Awards authorized under the Plan shall consist of any type of arrangement with an Employee that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, par value $0.001 per share, of the Company (the "Common Stock") or
(ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock. Notwithstanding the foregoing, a stock option (a "Non-Statutory Stock Option") not intended to qualify as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option") shall have an exercise price at least equal to the Fair Market Value of the shares of Common Stock on the date of grant. "Fair Market Value" per share at any date shall mean
(i) if the Common Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the Rules (a "Market System"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on the Nasdaq Stock Market on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on the Nasdaq Stock Market, an amount determined in good faith by the Committee.

     (b) TYPES OF AWARDS. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Committee shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) CONSIDERATION. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered, or to the extent permitted by applicable state law, to be rendered by the recipient of the Award, or the delivery of a promissory note or other deferred payment obligation by the Employee. With respect to an Award under which shares of the Common Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall be at least equal to the amount (such as the par value of such shares) required under applicable state law to be received by the Company.

     (d) GUIDELINES. The Committee may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

     (e) TERMS AND CONDITIONS. Subject to the provisions of the Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

          (i) any provision necessary for such Award to qualify as an Incentive Stock Option;

          (ii) a provision permitting the recipient of such Award (including any recipient who is a director or officer of the Company) to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

          (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 of the Plan.

     (f) MAXIMUM AWARDS. An employee may be granted multiple Awards under the Plan. However, notwithstanding any other provision of the Plan, the maximum number of shares of Common Stock with respect to which options or rights or other Awards may be granted under the Plan to any Employee during any fiscal year shall be 300,000, subject to adjustment as provided in Section 8 of the Plan.

     (g) SUSPENSION OR TERMINATION OF AWARDS. If the Company believes that an Employee has committed an act of misconduct as described below, the Company may suspend the Employee's rights under any then outstanding Award pending a determination by the Board of Directors of the Company. If the Board of Directors determines that an Employee has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Employee makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Employee nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board of Directors shall act fairly and shall give the Employee a reasonable opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors; and if the Employee is an "officer" under Rule 16a-1(f) of the Rules, the determination of the Board of Directors shall be subject to the approval of the Committee.

5.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options) shall not exceed an aggregate of 2,100,000 shares of Common Stock, subject to adjustment as provided in Section 8 of the Plan; and the aggregate number of shares of Common Stock that may be issued pursuant to all Incentive Stock Options granted under the Plan shall not exceed 2,100,000 shares, subject to adjustment as provided in Section 8 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.

6.   PAYMENT OF AWARDS.

     The Committee shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Committee may, upon request of a participant, determine that all or a portion of a payment to that participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

7.   VESTING.

     The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be vested at such times and upon such terms as may be selected by the Committee in its sole discretion. Notwithstanding the foregoing, no portion of any payment made consisting of restricted shares of Common Stock shall vest prior to the third anniversary of the date of grant.

8.   DILUTION AND OTHER ADJUSTMENT.

     In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend) , then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Employee in any fiscal year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

9.   MISCELLANEOUS PROVISIONS.

     (a) DEFINITIONS. As used herein, "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."

     (b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

     (c) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

     (d) ASSIGNMENT OR TRANSFER. No Awards under the Plan or any rights or interests therein shall be assignable or transferable by a participant except by will or the laws of descent and distribution, or if the Committee determines the same to be appropriate generally or under the circumstances, pursuant to a "domestic relations order" (as that term is defined in the Code). During the lifetime of a participant, Awards hereunder are exercisable only by, and payable only to, the participant; PROVIDED, that Awards transferred to a third party pursuant to a domestic relations order covered by this Section 9(d) may thereafter be exercised by the holder thereof on such terms as the Committee shall determine to be appropriate.

     (e) AGREEMENTS. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall from time to time adopt.

     (f) WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

     (g) NO RIGHTS TO AWARD. No Employee or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge the Employee at any time for any reason whatsoever, with or without good cause.

     (h) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Employee receiving an Award.

     (i) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

10.  AMENDMENTS AND TERMINATION.

     (a) AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Employee affected, the Committee may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

     (b) STOCKHOLDER APPROVAL. To the extent that Rule 16b-3 of the Rules,
Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any such amendment be approved by the stockholders of the Company, no such amendment shall be effective unless and until it is approved by the stockholders in such a manner and to such a degree as is required.

     (c) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the Awards theretofore granted under the Plan) shall terminate on and no Awards shall be granted after March 21, 2006.


11. EFFECTIVE DATE.

     The Plan is effective on March 21, 1996, the date on which it was adopted by the Board of Directors of the Company, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of the Common Stock present, or represented, and entitled to vote at the 1996 Annual Meeting of Stockholders. Awards may be made under the Plan on and after its effective date, subject to stockholder approval of the Plan as provided above. If approval of the stockholders is not obtained, all Awards granted under the Plan shall be null and void.


12. GOVERNING LAW.

     The corporate law of Delaware shall govern issues related to the validity and issuance of Common Stock. Otherwise, the Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of California applicable to contracts made within, and to be performed wholly within, such state.

                             3D SYSTEMS CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


     The undersigned, a stockholder of 3D SYSTEMS CORPORATION, a Delaware corporation (the "Company"), hereby appoints Brian K. Service and H. Michael Hogan III, and each of them, as the proxies of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on May 2, 2000, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

     The Board of Directors recommends a WITH vote on Proposal 1 and a FOR vote on Proposal 2.

     1.   ELECTION OF CLASS I DIRECTORS, as provided in the Company's Proxy
          Statement:

             ___ WITH   ___ WITHOUT   Authority to vote for the nominees listed
                                      below.

          (Instructions: To withhold authority for the nominees, line through or otherwise strike out names below)

                 G. Walter Loewenbaum II            Jim D. Kever


     2. Amendment of the 1996 Stock Incentive Plan, as provided in the Company's Proxy Statement:

             ____ FOR             ____ AGAINST         ____ ABSTAIN


     The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said proxy may lawfully do by virtue hereof. With respect to such other business that may properly come before the meeting and any postponements or adjournments thereof, said proxy is authorized to vote in accordance with its best judgment.

     This Proxy will be voted in accordance with the instructions set forth above. This Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the Class I Directors named, amendment of the 1996 Stock Incentive Plan, and as said Proxy shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 14, 2000 relating to the Meeting.

          Date:                    , 2000
                ------------------


                                                     No. Shares
          ----------------------------------------             -------------


          ----------------------------------------
          Signature(s) of Stockholder(s)
          (See Instructions Below)

          The signature(s) hereon should correspond exactly with the name(s) of the stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.


                           THIS PROXY IS SOLICITED BY
                THE BOARD OF DIRECTORS OF 3D SYSTEMS CORPORATION